UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 23, 2015
Date of earliest event reported: November 16, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Darling Capital, LLC Note

On November 17, 2015, Hydrocarb Energy Corporation (“we”, “us” and the “Company”) sold Darling Capital, LLC (“Darling”) an 8% Short Term Cash Redeemable Note (the “Darling Note”) in the principal amount of $200,000, pursuant to the terms of a Securities Purchase Agreement entered into between us and Darling dated October 21, 2015. The Darling Note, which was dated November 12, 2015, accrues interest at the rate of 8% per annum (22% upon the occurrence of an event of default) and is payable on September 12, 2016, provided that we have the option to extend the maturity date of the note for an additional nine months in the event we provide Darling at least 30 days’ notice of our intention to extend such maturity date. In the event we do not prepay the Darling note, together with accrued and unpaid interest, on or prior to the 180th day after the issuance date (the “Darling Pre-Payment Date”), together with the pre-payment penalties described below, Darling has the right to convert the principal and accrued interest owed under such note into our common stock.  The conversion price for such conversions is the greater of a 40% discount (subject to additional 10% discounts in the event we become subject to a DTC “chill” or there is not current available information regarding the Company on OTC Markets and further adjustments during the occurrence of certain major announcements), to the lowest closing bid price for our common stock during the 15 trading days immediately preceding a conversion request (the “Market Price”) and $0.001 per share. Notwithstanding the above, in the event the Market Price on the date (i) the conversion shares are transferred to and deposited into Darling’s brokerage account and (ii) Darling’s broker has confirmed that it can execute trades, is lower than the Market Price on the date of conversion, the conversion price is adjusted to such lower price and additional shares are required to be issued to the holder. Notwithstanding the foregoing, there is an initial soft floor of $0.30 per share on conversions, which means that in the event our common stock closes below $0.30 per share, then the holder may not convert its note for the 10 trading days immediately preceding the first time the price closes below $0.30 per share. However, in the event the price of our common stock closes above $0.30 per share in that 10 day period, the holder may convert, without waiting the balance of the 10 days. Additionally, following the 10 day period, the holder has a three day grace period to convert, even if the common stock closes below the next lower soft floor level (as described in the following sentence). This process is repeated with soft floors of $0.15 per share and $0.075 per share. At no time may the Darling Note be converted into shares of our common stock if such conversion would result in Darling and its affiliates owning an aggregate of in excess of 9.9% of the then outstanding shares of our common stock.

Along with any prepayment, we are required to pay the following pre-payment penalties in addition to the principal amount and interest then outstanding under the Darling Note: until the 60th day after the issuance date, a premium of 15% of the principal amount and interest owed on the note; from the 61st day to the 120th day after the issuance date, a premium of 35% of the principal amount and interest owed on the note; from the 121st day to the Darling Pre-Payment Date, a premium of 45% of the principal amount and interest owed on the note; and after the Darling Pre-Payment Date, no prepayment can be made of the Darling Note without the prior written approval of Darling. Darling agreed not to sell short any shares of our common stock so long as the Darling Note is outstanding.

We are subject to fees, penalties and in some cases liquidated damages for our failure to comply with the terms of the Darling Note. The Darling Note provides for customary events of default such as failing to timely make payments under the Darling Note when due, and including our failure to maintain a reserve of shares in connection with the conversion of the Darling Note as provided in the Darling Note, us becoming delinquent in our periodic filings with the SEC, and if OTC Markets changes our designation to ‘No Information’ (Stop Sign), or yield. Upon the occurrence of an event of default, Darling can declare the entire amount of the Darling Note immediately due and payable, together with additional penalties and liquidated damages as described in further detail in the Darling Note.

Pursuant to a side letter entered into with Darling, Darling agreed to grant us an option for three 30 day conversion moratorium periods, with the first period beginning on the Darling Pre-Payment Date, and the next two beginning 30 days and 60 days, respectively, after the end of such first period. We are able to exercise the options for conversion moratoriums by notifying Darling no later than 10 trading days prior to the Darling Pre-Payment Date (or thereafter, the end of the next applicable conversion moratorium period) and by paying Darling $20,000 prior to five trading days before the end of the then current period (with the first such payment due at least five trading days prior to the Pre-Payment Date).

Darling also entered into a Subordination Agreement in favor of our senior lender, Shadow Tree Capital Management, LLC, to subordinate the repayment of the Darling Note to amounts owed by us to Shadow Tree.

******

The descriptions of the Securities Purchase Agreement, Darling Note and Darling side letter are not complete and are qualified in their entirety by the Securities Purchase Agreement, Darling Note and Darling side letter, filed herewith as Exhibits 10.1 through 10.3, the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Darling Note described in Item 1.01 above and Item 3.02 below, are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, in November 2015, we sold the Darling Note, which note is convertible into our common stock pursuant to the applicable terms of such note. We believe that the sale of the note was exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Darling represented to us that they were an “accredited investor”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2015, the Board of Directors of the Company increased the number of members of the Company’s Board of Directors from two to three and appointed Robert M. Harrell as a member of the Board of Directors to fill the newly created vacancy, each pursuant to the power provided to the Board of Directors by the Company’s Bylaws and the Nevada Revised Statutes.  Mr. Harrell formally accepted the appointment as a member of the Board of Directors on November 23, 2015.

Mr. Harrell’s biographical information is provided below:

Robert M. Harrell, Age 62

Mr. Harrell has served as the Director of Offshore Select, Americas, of INTECSEA, Inc., an offshore engineering company, since December 2014. From November 2011 to September 2014, Mr. Harrell served as President Europe Region (2013 to October 2014) and Vice President Sales & Commercial, Asia Pacific Region (2011 to 2012), of Wison Offshore & Marine Ltd., a marine contracting company. From June 2005 to October 2011, Mr. Harrell served in various positions with Williams Companies, Inc. (“Williams”), including General Manager – Western Gulf of Mexico (2011),General Manager – Eastern Gulf of Mexico (2010) and Director Technical Services – Deepwater (2005 to 2009). Prior to joining Williams, Mr. Harrell served in various management and other positions with J. Ray McDermott and its related entities from 1975 to 2005, at locations based in Houston, Texas; Jakarta, Indonesia; Dubai, UAE; Lynchburg, Virginia; and New Orleans, Louisiana. Mr. Harrell obtained a Bachelor of Civil Engineering Degree from the Georgia Institute of Technology in 1975 and a Master of Business Administration from Harvard University in 1982.

Item 8.01 Other Events

On or around August 25, 2015, Kent P. Watts, our Chief Executive Officer and Chairman, entered into a voting agreement in favor of S. Chris Herndon, a member of the Board of Directors of the Company. Pursuant to the voting agreement, Mr. Watts provided Mr. Herndon a voting proxy to vote all of the shares of common stock which Mr. Watts owned (approximately 4,946,955 shares as of his entry into the agreement) or which he may acquire in the future, to vote to elect or remove (as applicable) 66.6% of members of the Company’s Board of Directors on any stockholder vote (i.e., 2 out of 3 directors). The voting agreement was to become effective, only if Mr. Watts had sold $1 million in securities in private transactions before September 21, 2015 and was to remain effective from such date, if ever, until the earlier of: (a) August 19, 2017; and (b) the due date of a certain convertible note which a company affiliated with Mr. Herndon (Duma Holdings, LLC) may choose to purchase from the Company in the future as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 31, 2015 (as applicable, the “Termination Date”).

On or around the same date, Chris Watts, the nephew of Kent P. Watts, and the largest shareholder of the Company, entered into a voting agreement with Mr. Herndon on substantially similar terms as the voting agreement with Kent P. Watts described above.

As a result of Mr. Watts not selling $1 million in securities in private transactions on similar terms as described above before September 21, 2015, the voting agreements were never effective and expired; provided that on November 16, 2015, the parties entered into a First Amendment to Voting Agreements to remove the prior condition to effectiveness regarding the required sale of $1 million in securities before September 21, 2015, and as a result the voting agreements are currently in full force and effect and will remain in effect until the Termination Date. As a result of the voting agreements, Mr. Herndon has the right to appoint 66.6% of the members of the Company’s Board of Directors until the Termination Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated October 21, 2015, between Hydrocarb Energy Corporation and Darling Capital, LLC
10.2*	8% Short Term Cash Redeemable Note ($200,000), Due September 12, 2016, dated November 12, 2015, issued by Hydrocarb Energy Corporation to Darling Capital, LLC
10.3*	Side Letter Agreement dated November 12, 2015 between Darling Capital, LLC and Hydrocarb Energy Corporation
10.4(1)	Voting Agreement (August 25, 2015) between Kent P. Watts and S. Chris Herndon
10.5(1)	Voting Agreement (August 28, 2015) between Christopher Watts and S. Chris Herndon
10.6*	First Amendment to Voting Agreements (November 16, 2015) by and between S. Chris Herndon, Kent P. Watts and Christopher Watts

* Filed herewith.

(1) Filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2015 and incorporated herein by reference (File Number 000-53313).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 23, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated October 21, 2015, between Hydrocarb Energy Corporation and Darling Capital, LLC
10.2*	8% Short Term Cash Redeemable Note ($200,000), Due September 12, 2016, dated November 12, 2015, issued by Hydrocarb Energy Corporation to Darling Capital, LLC
10.3*	Side Letter Agreement dated November 12, 2015 between Darling Capital, LLC and Hydrocarb Energy Corporation
10.4(1)	Voting Agreement (August 25, 2015) between Kent P. Watts and S. Chris Herndon
10.5(1)	Voting Agreement (August 28, 2015) between Christopher Watts and S. Chris Herndon
10.6*	First Amendment to Voting Agreements (November 16, 2015) by and between S. Chris Herndon, Kent P. Watts and Christopher Watts

* Filed herewith.

(1) Filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2015 and incorporated herein by reference (File Number 000-53313).